EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of this 14th day of August, 1998, by and between RENTRAK CORPORATION, an Oregon corporation (hereinafter referred to as "Employer"), and RICHARD A. NIDA (hereinafter referred to as "Employee").

                                   WITNESSETH:

            WHEREAS, Employer desires to employ Employee in the capacity of Vice President, Investor Relations;

            WHEREAS, Employee will be one of the key executives of the Employer and desires to be employed in the capacity of Vice President, Investor Relations; and

            WHEREAS, Employer and Employee desire to enter into an Employment Agreement memorializing the terms and conditions of the employment relationship.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the recitals set forth hereinabove which by this reference are incorporated herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. EMPLOYMENT

            1.01 Duties and Place of Employment.

                 (a) Employee shall be responsible for, and perform duties associated with his position as Vice President, Investor Relations or other duties as may be directed by the Employer, from time to time. Employee shall:
(i) devote his full business time during normal business hours to the business and affairs of Employer; (ii) use his best efforts to promote the interests of Employer; (iii) perform faithfully and efficiently his responsibilities. Employee shall perform his duties at the Employer's principal executive offices which are currently located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon, or such other locations as may be directed by Employer from time to time. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with all of Employer's policies, instructions, directions, requests, rules and regulations.

                 (b) After a Change of Control (as defined below) during the Term of this Agreement, Employee shall continue to serve Employer in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the Change of Control. After a Change of Control, during the Term of this Agreement, Employee's services shall be performed at the location where Employee was employed as of the date immediately prior to the Change of Control, or at such other location as may be mutually agreed between Employer and Employee.

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

                 (c) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following four paragraphs:

                      (1) any  "person"  (as such term is  defined  in  Sections
            3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Employer, representing twenty-five percent (25%) or more of the combined voting power of Employer's then outstanding securities; or

                      (2) a majority of the directors  elected at any annual or
            special meeting of stockholders are not individuals nominated by Employer's then incumbent Board; or

                      (3) the  shareholders  of  Employer  approve  a merger  or consolidation of Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Employer approve a plan of complete liquidation of Employer or an agreement for the sale or disposition by Employer of all or substantially all of its assets.

            2. TERM AND TERMINATION

            2.01 Stated Term. Employment shall commence on September 1, 1998, and will end on August 31, 2000 (the "End Date"), or until Employee's employment under this Agreement is terminated pursuant to this Section 2 ("Term").

            2.02 At Will Termination. Notwithstanding anything herein to the contrary, Employee's employment may be terminated at any time without cause upon thirty (30) days written notice to Employee.

            2.03 For Cause Termination. Employee's employment may be terminated by Employer for "cause" without notice. Termination for "cause" is defined for purposes of this subsection as termination for: (i)material failure of Employee to substantially perform the reasonable and attainable instructions of Employer as to his duties hereunder; or (ii) an act or acts of misconduct by Employee which is determined by the Employer to be materially injurious to Employer monetarily or otherwise; or (iii) material violation by Employee of any provision of this Agreement. For purposes of this subsection, termination for "cause" shall not include any act or failure to act on Employee's part if done or omitted to be done by him in demonstrable good faith and with the reasonable belief that his act or omission was in the best interest of the Employer or pursuant to an express policy of Employer at the time of such act or omission.

            2.04 Disability or Death. Employee's employment shall be terminable immediately upon Employee's death or disability. "Disability" is defined for purposes of this subsection as absence from Employee's full time duties with Employer as a result of Employee's incapacity due to physical or mental illness for ninety (90) days calculated on a cumulative basis during any one (1) year period during the Term of this Agreement. Nothing in this Section 2.04 is intended to violate any Oregon State law regarding parental or family leave policies or any other applicable law.

            2.05 Termination by Employee for Good Reason. Employee's employment may be terminated by Employee at any time for "Good Reason" as that term is defined below. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. "Good Reason" shall mean (i) a material breach by Employer of the terms of this Agreement; provided that Employee shall have no right to terminate this Agreement pursuant to this clause (i) unless Employer has had at least 15 days to cure such failure, or (ii) the occurrence (without Employee's express written consent), within two (2) years after any Change of Control of any one of the following acts by Employer, or failures by Employer to act:

                 (a) The assignment to Employee of any duties inconsistent with Employee's status as an executive officer of Employer or a substantial adverse alteration in the nature or status of Employee's title, position, duties, functions, working conditions or responsibilities from those in effect immediately prior to the Change of Control other than any such alteration primarily attributable to the fact that Employer may no longer be a public company;

                 (b) A reduction by Employer in Employee's annual Base Salary as in effect on the date hereof or as the same may be increased from time to time.

                 (c) The relocation of Employer's principal executive offices to a location more than thirty-five (35) miles from the location of such offices immediately prior to the Change of Control or Employer's requiring Employee to be based anywhere other than Employer's principal executive offices except for required travel on Employer's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Change of Control;

                 (d) The failure by Employer, without Employee's consent, to pay to Employee any portion of Employee's current compensation;

                 (e) The failure by Employer to continue in effect any compensation plan in which Employee participates immediately prior to the Change of Control which is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Employer to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the terms and conditions of such benefits, including, without limitation, the level of Employee's participation relative to other participants, as such relative level existed at the time of the Change of Control;

                 (f) The failure by Employer to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of Employer's pension, life insurance, medical, health and accident, or disability plans in which Employee was participating immediately prior to the Change of Control, the taking of any action by Employer which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material

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

fringe benefit enjoyed by Employee immediately prior to the Change of Control, or the failure by Employer to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with Employer in accordance with Employer's normal vacation policy in effect immediately prior to the Change of Control; or

                 (g) The failure of Employer to obtain a satisfactory  agreement
from  any  successor  to  assume  and  agree  to  perform  this  Agreement,   as
contemplated in Section 7.04.

            2.06 Other Termination by Employee. Employee's employment may be terminated by Employee at any time without Good Reason upon thirty (30) days prior written notice to Employer.

3. COMPENSATION

            3.01 Base Salary. Commencing September 1, 1998, through August 31, 1999, Employee shall be paid an annual base salary in the amount of One Hundred Twenty Thousand Dollars ($120,000) ("Base Salary"). From September 1, 1999, through August 31, 2000, Employee shall be paid an annual base salary in the amount of One Hundred Twenty Eight Thousand Dollars ($128,000). The Base Salary shall be paid to Employee in equal semi-monthly installments in arrears on the seventh (7th) and twenty-second (22nd) day of each month, commencing as of the first semi-monthly pay period following the effective date of this Agreement. Should the seventh (7th) or the twenty-second (22nd) day of any month not be a business day, Employee's semi-monthly installment of the Base Salary otherwise due on such date shall be paid to Employee on the business day closest to the date such semi-monthly installment is due (i.e., if the seventh (7th) day of the month falls on a Saturday, the semi-monthly installment shall be paid on the preceding business day or if the 7th day of the month falls on a Sunday, the semi-monthly installment shall be paid on the next following business day).

            3.02 Bonus Compensation. Employee shall be entitled to an annual cash bonus as set forth in this Section 3.2. Said bonus is in lieu of participation in any and all other bonus programs, including any cash bonus pools, established from time to time by Employer for Corporate Officers and shall be based on the sole criterion of stock price appreciation according to the following schedule:

                 (a) For stock price appreciation of less than One Dollar ($1.00) per share, including any loss in share price, no bonus ($0);

                 (b) For stock price appreciation of at least One Dollar ($1.00) per share but less than two-dollars ($2.00) per share, a bonus equal to five percent (5%) of Employee's Base Salary;

                 (c)  For  stock  price  appreciation  of at  least  two-dollars
($2.00) per share but less than Two Dollars and Seventy-Six Cents ($2.76) per share, a bonus equal to ten percent (10%) of Employee's Base Salary;

                 (d) For stock price appreciation of at least Two Dollars and Seventy-Six Cents ($2.76) per share but less than Three Dollars and Fifty-One Cents ($3.51) per share, a bonus equal to fifteen percent (15%) of Employee's Base Salary;

                 (e) For stock price appreciation of at least Three Dollars and Fifty-One Cents ($3.51) per share but less than Four Dollars and One Cent ($4.01) per share, a bonus equal to twenty percent (20%) of Employee's Base Salary; and

                 (f) For stock price appreciation of Four Dollars and One Cent ($4.01) per share or more, a bonus equal to Thirty percent (30%) of Employee's Base Salary.

            The bonus is payable September 15, 1999, for the period from September 1, 1998, through August 31, 1999 (the "First Period"), and September 15, 2000, for the period from September 1, 1999, through August 31, 2000 (the "Second Period"). The bonus owed for the First Period shall be determined by subtracting the opening price of Rentrak common stock on September 1, 1998, from the average closing price of said stock for the 30 trading days immediately preceding August 31, 1999, referring to the above schedule for the appropriate bonus percentage, and multiplying that percentage by Employee's Base Salary for the first year of this Agreement. The bonus owed for the Second Period shall be determined by subtracting the opening price of Rentrak common stock on September 1, 1999, from the average closing price of said stock for the 30 trading days immediately preceding August 31, 2000, referring to the above schedule for the appropriate bonus percentage, and multiplying that percentage by Employee's Base Salary for the second year of this Agreement.

            3.03 Benefits

                 (a) Vacation and Holiday Pay. As of the effective date of this Agreement, Employee will be entitled to: (i) take vacation from September 28 through October 2, 1998, and January 5 through January 9, 1999, to (ii) accrue vacation time at the rate of twenty-one (21) days of paid vacation during each year of employment; and (iii) will be eligible to receive pay for Employer-paid holidays.

                 (b) Insurance. Employee shall be entitled to medical, dental, life, flexplan, employee stock purchase plan, 401k plan, pre-paid legal plan, worker's compensation, social security and state unemployment insurance benefits as provided under Employer's then current terms, policies and procedures. Employee shall also be entitled to officers' disability insurance benefits. For five years following a Change of Control, Employer shall use its best efforts to continue to provide directors' and officers' liability insurance covering Employee (with respect to events occurring prior to termination of Employment) on terms no less favorable (in terms of coverage and amounts) than those of such insurance in effect immediately prior to the Change of Control. Following a Change of Control, Employer will indemnify and hold harmless Employee (and advance expenses) to the full extent provided in the Articles of Incorporation and Bylaws of Employer as in effect immediately prior to the Change of Control.

                 (c) Tuition Reimbursement. Employee shall be entitled to reimbursement for all tuition, enrollment fees, and books pursuant to Employer's education assistance program. Employee shall comply with all Employer's terms, policies and procedures regarding its education assistance program.

                 (d) Business Expenses. During the Term of this Agreement, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in the performance of his duties pursuant to this Agreement in accordance with the policies and procedures of Employer now or hereinafter in effect.

                 (e) Moving Expenses. Employer will directly pay to the moving company selected by Employee the cost of shipping Employee's household goods from Lawrence, Kansas, to Portland, Oregon. Employer will also reimburse
Employee for travel costs incurred by Employee and his immediate family in relocating from Lawrence, Kansas, to Portland, Oregon, and for one night's lodging prior to and one night's lodging after the move. The total amount of such moving, travel, and lodging expenses shall be reimbursed in an amount not to exceed Sixteen Thousand Dollars ($16,000). In the event that the cost of moving, travel, and lodging is less than Sixteen Thousand Dollars ($16,000), Employer shall pay to Employee on September 1, 1998, the difference between Sixteen Thousand Dollars ($16,000) and the actual cost of the move. Employee agrees that this Section establishes Employer's complete liability for Employee's relocation to Portland, Oregon, and agrees not to submit to Employer any expenses associated with the move in addition to those referenced herein.

                 (f) Miscellaneous Benefits. In addition to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate in any employee or officer(s) benefits which Employer may from time to time provide its employees or officer(s) generally.

            3.04 Stock Options. Upon commencement of the Term of this Agreement, Employer shall grant Employee Ten Thousand (10,000) shares of Employer's stock with an exercise price equal to the closing price of Rentrak common stock on the date of grant. Said options shall vest at a rate of Twenty-Five percent (25%) per year during Employee's employment by Employer. Said options shall remain exercisable for a period of Ten (10) years from the issue date.

            In addition to the aforementioned options, Employee shall be granted additional options for Five Thousand (5,000) shares per grant on April 1, 1999, and April 1, 2000. Said options shall carry an exercise price equal to the closing price of Rentrak common stock on the date of grant, shall vest at a rate of Twenty-Five percent (25%) per year during Employee's employment by Employer, and shall remain exercisable for a period of ten years.

4.    PAYMENTS UPON TERMINATION OF EMPLOYMENT

            4.01 Termination for Cause. In the event of the termination of Employee's employment by Employer pursuant to Section 2.03 within Ten (10) days of termination Employer shall pay to Employee only the Base Salary accrued pursuant to Section 3.01 through and including the date of termination. No other compensation shall be due or payable under this Agreement in the event of a termination for Cause.

            4.02 Termination for Death or Disability.

                 (a) Termination for Death. In the event of the termination of Employee's employment pursuant to Section 2.04 due to his death, within ten days of termination Employer shall pay to Employee's estate or legal representative, as the case may be, in a lump sum, the Base Salary accrued pursuant to Section
3.01 through and including the date of termination plus a lump sum severance of Ninety (90) days Base Salary at the rate in effect on the date of Employee's death. Employer shall also convey to Employee's estate or legal representative all options granted to Employee during his employment, regardless of whether or not said options vested prior to Employee's death. Said options shall remain exercisable for a period of One (1) year from the date of death. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Employee's death.

                 (b) Termination for Disability. In the event of the termination of Employee's employment pursuant to Section 2.04 due to his disability, within ten days of termination Employer shall pay to Employee or his legal representative, as the case may be, in a lump sum, the Base Salary accrued pursuant to Section 3.01 through and including the date of termination. During the period of Employee's disability, but prior to Employee's termination of Employment, Employee shall be entitled to receive all compensation as set forth in this Agreement. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Employee's disability.

            4.03 Termination by Employer Without Cause After Change of Control or by Employee for Good Reason. In the event of the termination of Employee's employment by Employer pursuant to Section 2.02 within two years after a Change of Control or by Employee pursuant to Section 2.05, within ten days of termination, Employer shall pay to Employee, in a lump sum, the lesser of (i) all Base Salary which Employer is obligated to pay to Employee pursuant to
Section 3.01 through the End Date or (ii) one year of Base Salary which Employer is obligated to pay to Employee pursuant to Section 3.01 during the current fiscal year.

            4.04 Other Termination by Employer. In the event of termination of Employee's employment by Employer pursuant to Section 2.02 prior to a Change of Control or more than two years after a Change of Control, Employer shall pay Employee the Base Salary accrued pursuant to Section 3.01 as of the date of termination plus a severance payment in an amount equal to six months' Base Salary at the rate at which Employer is obligated to pay Employee pursuant to
Section 3.01 during the current fiscal year, payable in installments as if still employed; provided, however, that during the period that Employer is making severance payments pursuant to this Section 4.04, Employer shall have the right to request Employee to provide reasonable evidence that he is using his best efforts to obtain other employment of comparable status in the Portland metropolitan area, and in the event that Employee fails to provide such reasonable evidence, then Employer shall not be obligated to pay any severance payments; and provided further that if Employee is successful in obtaining such employment, the amount of severance payments that would have been payable after the time that Employee obtains such employment shall be reduced by the amount of any remuneration received from such employment. For the purposes of this Agreement, "remuneration" shall be defined to include cash payments, the face value of any promissory notes issued to Employee regardless of the terms of payment or whether payments are ever received, stock or stock options valued as of the day granted, or any other compensation given in any form whatsoever.

            4.05 Other Termination by Employee. In the event of the termination of Employee's employment by Employee pursuant to Section 2.06 within ten days of termination, Employer shall pay to Employee only the amount of Base Salary accrued pursuant to Section 3.01 through and including the date of termination. No other compensation shall be due or payable under this Agreement in the event of such a termination.

            4.06 Insurance Benefits. Employee is entitled to elect to continue the insurance as described in Section 3.03(b) for a period of two years following an event of termination described in Section 2.05 and a period of six months following an event of termination described in Section 2.02. If Employee elects to continue such coverage, Employer shall reimburse Employee for the premiums paid by Employee for such insurance as such premiums are paid until such time as the continued insurance terminates or Employee obtains replacement full-time employment and is covered by such new employer's group medical, health, and life insurance plan with benefits substantially similar to those provided by Employer's insurance plan and without any pre-existing conditions, exclusions, limitations or restrictions, whichever occurs first. Such reimbursement shall be reduced for an amount equivalent to the amounts charged Employee for health coverage immediately prior to the occurrence of the Change of Control.

            4.07 Other Compensation. Except as set forth in this Section 4, no other compensation shall be due or payable to Employee upon termination of his employment.

            4.08 Right to Decline Payments. Employee, in his sole and absolute discretion, shall have the right to decline all or a portion of any payments under this Agreement.

5.    PERSONAL NATURE

            This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which may be withheld with or without reason. Employee hereby grants to Employer the right to use Employee's name, likeness, and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

6.    NOTICES

            Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed as follows:

            EMPLOYER:         Rentrak Corporation
                              One Airport Center
                              7700 N.E. Ambassador Place
                              Portland, Oregon  97220
                              Attn: Ron Berger

            EMPLOYEE:         Richard A. Nida
                              2707 Freedom Hill Court
                              Lawrence, Kansas  66047

Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for herein.

7.    MISCELLANEOUS PROVISIONS

            7.01 Attorney Fees; Disputes Concerning Termination.

                 (a) Subject to Section 7.01(b), in the event that it should become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shall pay its own attorneys' fees, including those incurred in resolving the dispute prior to initiation of any litigation and at trial and on any appeal.

                 (b) If within Fifteen (15) days after any notice of termination for Good Reason is given by Employee pursuant to Section 2.05, Employer notifies Employee that a dispute exists concerning the termination, the date of termination of this Agreement shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final determination; provided further that the date of termination shall be extended by a notice of dispute from Employer only if such notice is given in good faith and Employer pursues the resolution of such dispute with reasonable diligence. Following a Change of Control, Employer shall provide all witnesses and evidence reasonably required by Employee to present Employee's case. If a purported termination by Employer within two years after a Change of Control or by Employee for Good Reason occurs and such termination is disputed, Employer shall pay to Employee all reasonable expenses and legal fees incurred by Employee as a result of a termination in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not Employee is successful in obtaining or enforcing such right or benefit).

                 (c) If a purported termination by Employer within two years after a Change of Control or by Employee for Good Reason occurs and such termination is disputed, Employer shall do either of the following:

                      (i) So long as  Employee  continues  to provide  services,
            Employer shall continue to pay Employee the full compensation in effect when the notice giving rise to the dispute was given
            (including, but not limited to, salary and estimated bonus) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was a participant when the notice giving rise to the dispute was given, until the dispute is finally resolved; provided that Employee's right to continue to provide such services is solely within the discretion of Employer, and nothing herein shall prohibit Employer from terminating such services.

                      (ii) If Employee is no longer providing services, Employer shall pay Employee Fifty percent (50%) of the amount specified in Sections 4.3 and Employer will provide Employee with the other benefits provided in Section 4.06 if, but only if, Employee agrees in writing that if the dispute is resolved against Employee, Employee will promptly refund to Employer all payments specified in
            Section 4.03 that Employee receives under this paragraph (c) plus interest at the rate provided in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), compounded quarterly. If the dispute is resolved in Employee's favor, promptly after resolution of the dispute Employer will pay Employee the sum which was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

            Amounts paid under this paragraph (c) shall offset against and reduce other amounts due under this Agreement. If the dispute is resolved by a determination that Employee did not have Good Reason, this Agreement, in accordance with its terms, will continue to apply to the circumstances of Employee's employment by Employer and any termination thereof.

            7.02 Applicable Law and Venue. This Agreement is executed and intended to be performed largely in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Circuit Court of the State of Oregon in and for the County of Multnomah.

            7.03 Integration. Employee has executed an Employee Confidentiality and Noncompetition Agreement (a copy of which is attached hereto as Exhibit A) which remains in effect and is incorporated into the terms and conditions of employment under this Agreement. Except as set forth in the preceding sentence, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes and replaces all prior agreements, negotiations, or understandings, whether oral or written, between the parties with respect thereto.

            7.04 Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. This Agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger or consolidation in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of the assets of Employer. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

            7.05  Severability.  Any  provision in this  Agreement  which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement.

            7.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

            7.07 Captions. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

            7.08   Execution.   Each  of  the  parties  hereto  shall  execute,
acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

            7.09 Construction. This Agreement has been prepared by legal counsel for Employer. Employee has been advised and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arms' length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.

            7.10 No Disparagement or Breach of Confidentiality and Noncompetition. In the event that Employee's employment terminates under this Agreement in any manner whatsoever, Employee agrees that, except under compulsion of legal process, he will make no oral or written comments about Employer or its business for a period of one year following termination of his employment. In the event that Employee breaches this provision of this
Agreement, or violates the terms of the Employee Confidentiality and Noncompetition Agreement executed by him, then all severance obligations which Employer may then have under this Agreement shall immediately cease and Employee shall be owed nothing under this Agreement other than wages and benefits earned through the date of the termination of his employment.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

EMPLOYER:

Rentrak Corporation,
an Oregon corporation

By: /s/ Ron Berger
   ------------------------
   Ron Berger, President

I acknowledge that I have read and agree to the foregoing Agreement, including, without limitation, the provision allowing termination of my employment "at will" by Employer in Section 2.02.


/s/ Richard A. Nida
--------------------------
Richard A. Nida

ADDENDUM TO EMPLOYMENT AGREEMENT



THIS CHANGE IN CONTROL ADDENDUM TO EMPLOYMENT AGREEMENT ("Addendum"), dated June 8, 2000, is made by and between Rentrak Corporation, an Oregon corporation (the "Company"), and Richard A. Nida (the "Employee").

WHEREAS, the Company considers it essential to the best interests of the Company to foster the continued employment of its management personnel; and

WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a Change of Control (as defined below) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control;

WHEREAS, the Company and Employee executed an Employment Agreement ("Employment Agreement") on August 14, 1998;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and the Employee hereby amend their Employment Agreement as follows:

     1. Term. Employee's Employment Agreement is hereby extended by two years beginning on August 31, 2000, and ending on August 31, 2002 (the "End Date"), or until Employee's employment under his Employment Agreement is terminated pursuant to Section 2 of that Agreement.

     2. Severance. If Employee voluntarily terminates his employment without "Good Reason" (as defined by Executive's Employment Agreement) within two (2) months following a Change of Control, Employee shall be eligible to receive the following payment in proportion to Employee's years' of service to the Company. Specifically, Employee shall be paid one week of Employee's base salary for each full year that Employee has been employed with the Company. In no case, however, shall this payment amount to less than two (2) months' of Employee's base salary. This payment shall be subject to all normal withholdings and deductions. Employee acknowledges that voluntary termination by the Employee without Good Reason at any time following a Change of Control, shall not constitute "Good Reason" as defined by Section(s) 2.05 of his/her Employment Agreement. Employee further acknowledges that such termination shall not entitle him to any rights or benefits provided by Section 4.03 of his Employment Agreement.

     3. Change of Control. For purposes of this Addendum, a "Change of Control" shall be defined pursuant to Executive's Employment Agreement.

     4. Confidentiality, Proprietary, Trade Secret and Non-Competition. Employee acknowledges that this Change of Control Addendum is only a modification of the Change of Control provision of his existing Employment Agreement already in effect and that it in no way alters Employee's obligations under any Agreements, including, but not limited to, the Employee Confidentiality and Noncompetition Agreement which remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed on its behalf by its duly authorized officers, and Employee has set his hand, as of the date first written above.

RICHARD A. NIDA                           RENTRAK CORPORATION


/s/ Richard A. Nida                       By: /s/F. Kim Cox
--------------------                      --------------------
Date:  6/6/00                             Title:  President

                                          Date:  6/15/00

                                      -2-